UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2007
Date of Report (Date of earliest event reported)

MOBILEMAIL (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 5.12, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44(0) 20 7031 1193
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01        Other Matters

Froggie S.L. and Norris Marketing S.L.

Mobilemail (US) Inc. (the “Company”) has entered into a letter of intent with Froggie S.L. (“Froggie”), Norris Marketing S.L. (“Norris”) and Tom Horsey dated July 17, 2007. Froggie is a provider of mobile telephony marketing systems with operations in Argentina and Spain. Norris is a company incorporated in the BVI which provides premium SMS and bulk SMS solutions into Spain. Tom Horsey is the principal shareholder of Froggie and Norris.

The letter of intent contemplates the Company’s acquisition of up to 100% of the shares of Froggie and Norris from Tom Horsey and the other shareholders of Froggie and Norris, for consideration comprised of cash and shares of the Company’s common stock over a period of two years. Closing of the acquisition of Froggie and Norris would follow within five business days of the satisfaction of all conditions precedent to closing and, in any event, by no later than August 31, 2007. It will be a condition of closing that Froggie and Norris will have delivered to the Company financial statements of Froggie and of Norris in the form required to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in accordance with its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).

The letter of intent further provides that the proposed acquisition is expressly subject to:

  a satisfactory due diligence review by each of the Company, Froggie, Norris and Tom Horsey;

  the negotiation, execution and delivery of a definitive acquisition agreement between the parties to the letter of intent and any other shareholders of Froggie and Norris that would include the terms and conditions set forth in the term sheet attached to the letter of intent; and

  the approval of the respective boards of directors of each of the Company, Froggie and Norris.

If the acquisition is completed, Froggie will have the right to appoint one person to the Company’s board of directors. It is anticipated that Tom Horsey would be the nominee appointed to the Company’s board of directors.

Each party has agreed to use their best efforts to negotiate the definitive agreement which will set forth the terms and conditions of the acquisition within 45 days of the date of the letter of intent, being August 31, 2007. Until such time as a definitive agreement is signed, none of the parties to the letter of intent will be legally bound to complete the acquisition transaction.

There is no assurance that the Company will be able to conclude and enter into a definitive agreement for the acquisition of Froggie and/or Norris. Further, even if the Company does enter into a definitive agreement, there is no assurance that it will be able to raise the financing necessary to complete the acquisition or otherwise complete the acquisition. The Company presently does not have sufficient financial resources to complete the acquisition, nor does the Company have any financing arrangements in place that would enable the Company to complete the acquisition

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the letter of intent nor the transactions contemplated thereby.

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of the Company, dated July 19, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEMAIL (US) INC.

Date: July 20, 2007	By:	/s/ Peter Åhman
Peter Åhman
President and Chief Executive Officer